Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(372,926)
Unrealized Gain (Loss) on Market Value of Futures	1,513,168
Dividend Income	532
Interest Income	2,798
Total Income (Loss)	$1,143,572

Expenses
General Partner Management Fees	$7,510
Professional Fees	8,616
Brokerage Commissions	288
Non-interested Directors' Fees and Expenses	64
Prepaid Insurance Expense	55
NYMEX License Fee	150
Total Expenses	16,683
Expense Waiver	(7,580)
Net Expenses	$9,103
Net Income (Loss)	$1,134,469

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/16	$11,801,891
Net Income (Loss)	1,134,469

Net Asset Value End of Month	$12,936,360
Net Asset Value Per Share (1,350,000 Shares)	$9.58

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612